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                                                                 EXHIBIT 10(e)


                                PROMISSORY NOTE

$20,000,000                                                 September 27, 1995
                                                            New York, New York

          FOR VALUE RECEIVED, ACLC LIMITED PARTNERSHIP, a Maryland limited partnership (the "Borrower"), hereby promises to pay to the order of LEHMAN COMMERCIAL PAPER INC., a New York corporation, whose address is 3 World Financial Center, 200 Vesey Street, 9th Floor, New York, New York, 10285 (the "Lender"), in lawful money of the United States of America, the lesser of (a) TWENTY MILLION DOLLARS ($20,000,000) and (b) the outstanding principal amount of the Loan (as defined in the Agreement hereinafter referred to) made by the Lender to the undersigned pursuant to that certain Loan and Security Agreement, dated as of September 27, 1995 (as amended or otherwise modified from time to time, the "Agreement"), among the undersigned, the lenders parties thereto (the "Lenders"), and Lehman Commercial Paper Inc., as agent for the Lenders, plus interest thereon from the date of each such Loan as provided in the Agreement. All such payment obligations (whether in respect of the aggregate principal amount of outstanding Loans made, interest thereon, or other payment obligations of the Borrower under the Agreement) shall be made in lawful money of the United States of America, in immediately available funds, on the dates and in the amounts, specified in, or determined in accordance with, the Agreement.

          The holder of this Note is authorized to record the date and amount of each Loan, and the date and amount of each repayment of principal thereof, on the schedule annexed hereto, and any such recordation shall be conclusive evidence of the accuracy of the amounts so recorded (absent manifest error); provided that the failure of the holder hereof to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Agreement.

          It is intended that the rate of interest herein shall never exceed the maximum rate, if any, which may be legally charged on the loan evidenced by this Note (the "Maximum Rate"), and if the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate, and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of the Lender, returned to the Borrower.

          Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement. Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of such Borrower to which such Borrower pledges its full faith and credit.

          The Borrower, and any endorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of
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this Note, (b) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further
Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

          Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note.

          Reference is made to the Agreement for provisions concerning mandatory principal prepayments, Collateral, acceleration and other material terms affecting this Note.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK.

                                   ACLC LIMITED PARTNERSHIP,

                                   By: /s/ Allied Capital Lending Corporation
                                       ----------------------------------
                                       Its General Partner

                                       By: /s/ KATHERINE C. MARIEN
                                           ----------------------------------
                                           Its: President





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